As filed with the Securities and Exchange Commission on September 27, 2005
Registration No. 333-126226

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US AIRWAYS GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	4512	54-1194634
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2345 Crystal Drive
Arlington, Virginia 22227
Telephone: (703) 872-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Elizabeth K. Lanier, Esq.
Executive Vice President — Corporate Affairs and General Counsel
2345 Crystal Drive
Arlington, Virginia 22227
(703) 872-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Kevin J. Lavin, Esq. Brian P. Leitch, Esq. Arnold & Porter llp 555 Twelfth Street, NW Washington, DC 20004 Tel. No.: (202) 942-5000 Fax No.: (202) 942-5999	James E. Walsh III, Esq. America West Holdings Corporation 111 West Rio Salado Parkway Tempe, AZ 85281 Tel. No.: (480) 693-0800 Fax No.: (480) 693-5155	Peter C. Krupp, Esq. Timothy R. Pohl, Esq. Skadden, Arps, Slate, Meagher & Flom llp 333 West Wacker Drive Chicago, IL 60606-1285 Tel. No.: (312) 407-0700 Fax No.: (312) 407-0411	Stephen A. Greene, Esq. Cahill Gordon & Reindel llp 80 Pine Street New York, NY 10005 Tel. No.: (212) 701-3000 Fax No.: (212) 269-5420

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price Per Share(1)	Offering Price	Registration Fee

Common Stock, $0.01 par value	9,775,000	$21.09	$206,154,750	$24,265(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

(2)	The registrant is offering 9,775,000 shares of common stock with a proposed maximum aggregate offering price of $206,154,750 pursuant to this registration statement. The registrant previously paid a filing fee in the amount of $17,655 in connection with the registration of 9,090,909 of such shares with a proposed maximum aggregate offering price of $149,999,998.50 pursuant to a Registration Statement on Form S-1 filed June 29, 2005 (file no. 333-126226) and an additional filing fee in the amount of $2,648 in connection with registration of an additional 684,091 shares of common stock with an additional $22,500,001.50 of proposed maximum aggregate offering price pursuant to Amendment No. 2 to the Registration Statement on Form S-1 filed September 20, 2005 (file no. 333-126226). The registrant is offering an additional $33,654,750 of proposed maximum aggregate offering price under this registration statement and is currently paying an additional fee of $3,962 in connection therewith.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
      Pursuant to this Amendment No. 4 the Registrant is filing certain exhibits to the Registration Statement. This Amendment No. 4 does not modify any provision of the prospectus that forms Part I of this Registration Statement and, accordingly, such prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses Of Issuance And Distribution.
      The following table shows the costs and expenses, other than underwriting fees, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, the registrant will pay all of these amounts. All amounts are estimated.

Securities and Exchange Commission Registration Fee	$20,303
National Association of Securities Dealers, Inc. Filing Fee	15,500
New York Stock Exchange Listing Fees	62,500
Printing Expenses	1,100,000
Legal Fees and Expenses	1,825,000
Accounting Fees and Expenses	401,500
Transfer Agent and Registrar Agent Fees	1,000
Miscellaneous	74,197

Total	$3,500,000

Item 14. Indemnification Of Directors And Officers.
      Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
      The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation under its bylaws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.
      The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.
      US Airways Group’s certificate of incorporation provides that US Airways Group shall indemnify its officers and directors to the full extent authorized or permitted by applicable law. US Airways Group’s certificate of incorporation and bylaws provide that US Airways Group shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of US Airways Group), by reason of the fact that such person is or was a director or officer of US Airways Group, or is or was a director or officer of US Airways Group serving at the request of US Airways Group as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of US Airways Group, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
      US Airways Group also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of US Airways Group against expenses, including without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by US Airways Group.
      Under separate indemnification agreements with US Airways Group, each officer and director of US Airways Group is indemnified against all liabilities relating to his or her position as an officer or director of US Airways Group, to the fullest extent permitted under applicable law.
      The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL.

Item 15.	Recent Sales of Unregistered Securities
      Not applicable

Item 16.	Exhibits And Financial Statement Schedules.
      (a) The following exhibits are filed herewith or incorporated herein by reference:
Exhibits
      Exhibits required to be filed by Item 601 of Regulation S-K. Where the amount of securities authorized to be issued under any of US Airways Group’s long-term debt agreements does not exceed 10 percent of the US Airways Group’s assets, under paragraph (b)(4)(iii) of Item 601 of Regulation S-K, in lieu of filing such as an exhibit, the US Airways Group hereby agrees to furnish to the SEC upon request a copy of any agreement with respect to such long-term debt.

Designation		Description
1	.1***	Form of Purchase Agreement
2.1		Agreement and Plan of Merger, dated May 19, 2005, by and among US Airways Group, Inc. and America West Holdings Corporation (incorporated by reference to Exhibit 2.1 to US Airways Group’s Registration Statement on Form S-4 filed on June 28, 2005) (Pursuant to item 601(b)(2) of Regulation S-K promulgated by the SEC, the exhibits and schedules to the Agreement and Plan of Merger have been omitted. Such exhibits and schedules are described in the Agreement and Plan of Merger. US Airways Group hereby agrees to furnish to the SEC, upon its request, any or all of such omitted exhibits or schedules)

2.2		Letter Agreement, dated July 7, 2005 by and among US Airways Group, Inc., America West Holdings Corporation, Barbell Acquisition Corp., ACE Aviation Holdings, Inc., Eastshore Aviation, LLC, Par Investment Partners, L.P., Peninsula Investment Partners, L.P. and Wellington Management Company, LLP (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to US Airways Group’s Registration Statement on Form S-4 filed on August 8, 2005)
3.1		Amended and Restated Certificate of Incorporation of US Airways Group, Inc., effective as of March 31, 2003 (incorporated by reference to Exhibit 3.1 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

Designation	Description

3.2	Amended and Restated Bylaws of US Airways Group, Inc., effective as of March 31, 2003 (incorporated by reference to Exhibit 3.2 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

3.3	Form of Second Amended and Restated Certificate of Incorporation of US Airways Group, Inc. (incorporated by reference to Exhibit 3.3 of US Airways Group’s Registration Statement on Form S-4 filed on June 28, 2005)

3.4	Form of Second Amended and Restated Bylaws of US Airways Group, Inc. (incorporated by reference to Exhibit 3.4 of US Airways Group’s Registration Statement on Form S-4 filed on June 28, 2005)

4.1	US Airways Group, Inc. Class A-1 Warrant to purchase shares of Class A Common Stock, dated March 31, 2003, issued to General Electric Capital Corporation (incorporated by reference to Exhibit 4.1 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

4.2	US Airways Group, Inc. Class A-1 Warrant to purchase shares of Class A Common Stock, dated March 31, 2003, issued to Bank of America, N.A. (incorporated by reference to Exhibit 4.2 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

4.3	US Airways Group, Inc. Class A-1 Warrant to purchase shares of Class A Common Stock, dated March 31, 2003, issued to Retirement Systems of Alabama Holdings LLC (incorporated by reference to Exhibit 4.3 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

4.4	US Airways Group, Inc. Class A-1 Warrant to purchase shares of Class A Common Stock, dated March 31, 2003, issued to Retirement Systems of Alabama Holdings LLC (incorporated by reference to Exhibit 4.4 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

4.5	US Airways Group, Inc. Class A-1 Warrant to purchase shares of Class A Common Stock, dated March 31, 2003, issued to ATSB Securities Trust u/a/d March 31, 2003 (incorporated by reference to Exhibit 4.5 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

4.6	Form of Class A-1 Warrants (incorporated by reference to Exhibit 4.3 to US Airways Group’s Registration Statement on Form S-8 filed on July 31, 2003)

4.7	Indenture, dated as of July 30, 2003, between America West Airlines, Inc. and U.S. Bank National Association, as trustee and not in its individual capacity, for America West Airlines, Inc. Senior Exchangeable Notes due 2023 (incorporated by reference to Exhibit 4.1 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

4.8	Form of America West Airlines, Inc. Senior Exchangeable Note due 2023 (incorporated by reference to Exhibit 4.2 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

4.9	Registration Rights Agreement, dated as of July 30, 2003, with respect to shares of Class B Common Stock underlying the America West Airlines, Inc. Senior Exchangeable Notes due 2023 (incorporated by reference to Exhibit 4.3 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

4.10	Guarantee and Exchange Agreement, dated as of July 30, 2003, between America West Holdings Corporation and U.S. Bank, National Association, as exchange agent and trustee and not in its individual capacity, for America West Airlines Inc. Senior Exchangeable Notes due 2023 (incorporated by reference to Exhibit 4.4 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

4.11	Stock Option Agreement, dated as of December 31, 1996, between America West Holdings and America West Airlines (incorporated by reference to Exhibit 4.5 to America West Holdings’ Registration Statement on Form 8-B dated January 13, 1997).

Designation	Description

4.12	Registration Rights Agreement dated as of August 25, 1994, among America West Airlines, AmWest Partners, L.P. and other holders (incorporated by reference to Exhibit 4.6 to the America West Airlines, Inc.’s Current Report on Form 8-K dated August 25, 1994 (File No. 000-12337)).

4.13	Assumption of Certain Obligations Under Registration Rights Agreement executed by America West Holdings for the benefit of TPG Partners, L.P., TPG Parallel I, L.P., Air Partners II, L.P., Continental Airlines, Inc., Mesa Airlines, Inc., Lehman Brothers, Inc., Belmont Capital Partners II, L.P. and Belmont Fund, L.P. (incorporated by reference to Exhibit 4.7 to America West Holdings’ Registration Statement on Form 8-B dated January 13, 1997).

4.14	Form of Pass Through Trust Agreement, dated as of November 26, 1996, between America West Airlines and Fleet National Bank, as Trustee (incorporated by reference to Exhibit 4.1 to America West Airlines, Inc.’s Current Report on Form 8-K dated November 26, 1996 (File No. 000-12337)).

4.15	Form of Pass Through Trust Agreement, dated as of June 17, 1997, between America West Airlines and Fleet National Bank, as Trustee (incorporated by reference to Exhibit 4.5 to America West Airlines, Inc.’s Registration Statement on Form S-3 dated June 4, 1997 (File No. 333-27351)).

4.16	Forms of Pass Through Trust Agreements, dated as of October 6, 1998, between America West Airlines and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibits 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 to America West Airlines, Inc.’s Registration Statement on Form S-4 dated March 25, 1999 (File No. 333-71615)).

4.17	Pass Through Trust Agreements, dated as of September 21, 1999, between America West Airlines and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trusts, Series 1999-1G-S, 1999-1G-O, 1999-1C-S and 1999-1C-O and the issuance of 7.93% Initial Pass Through Certificates Series 1999-1G-S and 1999-1G-O, the issuance of 8.54% Initial Pass Through Certificates, Series 1999-1C-S and 1999-1C-O, the issuance of 7.93% Exchange Pass Through Certificates, Series 1999-1G-S and 1999-1G-O, and the issuance of 8.54% Exchange Pass Through Certificates, Series 1999-1C-S and 1999-1C-O (incorporated by reference to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 1999 (File No. 000-12337)).

4.18	Insurance and Indemnity Agreement, dated as of September 21, 1999, among America West Airlines, Ambac Assurance Corporation as Policy Provider and Wilmington Trust Company as Subordination Agent and Trustee under the Pass Through Trust 1999-1G-O (incorporated by reference to Exhibits 4.15 to America West Airlines, Inc.’s Registration Statement on Form S-4 dated March 16, 2000 (File No. 333-93393)).

4.19	Pass Through Trust Agreement, dated as of July 7, 2000, between America West Airlines, and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2000-1G-0, 2000-1G-S, 2000-1C-O and 2000-1C-S, the issuance of 8.057% Initial Pass Through Certificates, Series 2000-1G-O and 2000-1G-S, the issuance of 9.244% Initial Pass Through Certificates, Series 2000-1C-O and 2000-1C-S, the issuance of 8.057% Exchange Pass Through Certificates, Series 2000-1G-O and 2000-1G-S and the issuance of 9.244% Exchange Pass Through Certificates, Series 2000-1C-O and 2000-1C-S (incorporated by reference to Exhibits 4.3, 4.4, 4.5 and 4.6 to America West Airlines, Inc.’s Registration Statement on Form S-4 dated September 12, 2002 (File No. 333-44930)).

4.20	Insurance and Indemnity Agreement, dated as of July 7, 2000, among America West Airlines, Ambac Assurance Corporation as Policy Provider and Wilmington Trust company as Subordination Agent and Trustee under the Pass Through Trust 2000-1G (incorporated by reference to Exhibits 4.15 to America West Airlines, Inc.’s Registration Statement on Form S-4 dated September 12, 2002 (File No. 333-44930)).

Designation		Description

4.21		Insurance and Indemnity Agreement (Series G), dated as of May 17, 2001, among America West Airlines, Ambac Assurance Corporation as Policy Provider and Wilmington Trust company as Subordination Agent (incorporated by reference to Exhibit 4.20 to America West Airlines, Inc.’s Registration Statement on Form S-4 dated February 14, 2002 (File No. 333-69356)).

4.22		Indenture, dated as of January 18, 2002, between America West Holdings Corporation and Wilmington Trust Company, as Trustee and not in its individual capacity, for America West Holdings Corporation 7.5% Convertible Senior Notes due 2009 (incorporated by reference to Exhibit 4.15 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337)).

4.23		Form of America West Holdings Corporation 7.5% Convertible Senior Notes due 2009 (incorporated by reference to Exhibit 4.16 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337)).

4.24		Registration Rights Agreement, dated January 18, 2002, with respect to shares of Class B Common Stock underlying the America West Holdings Corporation 7.5% Convertible Senior Notes due 2009 (incorporated by reference to Exhibit 4.17 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337)).

4.25		Guaranty, dated as of January 18, 2002, by America West Airlines, Inc., in favor of the Holders and the Trustee under the Indenture dated January 18, 2002 (incorporated by reference to Exhibit 4.18 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337)).

4.26		Form of Warrant to Purchase Class B Common Stock, dated January 18, 2002, issued to the Air Transportation Stabilization Board and certain warrant recipients (incorporated by reference to Exhibit 4.19 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337)).

4.27		Registration Rights Agreement, dated January 18, 2002, between America West Holdings Corporation and the Air Transportation Stabilization Board with respect to shares of Class B Common Stock underlying the Warrant to Purchase Class B Common Stock (incorporated by reference to Exhibit 4.20 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337)).

4.28		Warrant Registration Rights Agreement between America West Holdings Corporation and certain warrant recipients (incorporated by reference to Exhibit 4.21 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337)).

5	.1***	Opinion of Janet L. Dhillon, Vice President and Deputy General Counsel of US Airways Group, Inc., regarding legality of securities being registered

10.1		Loan Agreement dated March 31, 2003 among US Airways, Inc. and Phoenix American Financial Services, Inc., Bank of America, N.A. and the Air Transportation Stabilization Board (incorporated by reference to Exhibit 10.5 to US Airways, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003)

10.2		Amendment No. 1 dated December 18, 2003 to Loan Agreement dated March 31, 2003 among US Airways, Inc. and Phoenix American Financial Services, Inc., Bank of America, N.A. and the Air Transportation Stabilization Board (incorporated by reference to Exhibit 10.1 to US Airways, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)

10.3		Amendment No. 2 dated March 12, 2004 to Loan Agreement dated March 31, 2003 among US Airways, Inc. and Phoenix American Financial Services, Inc., Bank of America, N.A. and the Air Transportation Stabilization Board. (incorporated by reference to Exhibit 10.2 to US Airways, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)

10.4		Amendment No. 3 dated May 21, 2004 to Loan Agreement dated March 31, 2004 among US Airways, Inc. and Phoenix American Financial Services, Inc., Bank of America, N.A. and the Air Transportation Stabilization Board (incorporated by reference to Exhibit 10.1 to US Airways, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

Designation	Description

10.5	Amendment No. 4 dated July 13, 2004 to Loan Agreement dated March 31, 2004 among US Airways, Inc. and Phoenix American Financial Services, Inc., Bank of America, N.A. and the Air Transportation Stabilization Board (incorporated by reference to Exhibit 10.2 to US Airways, Inc.’s Quarterly Report for the quarter ended June 30, 2004)

10.6	Amendment No. 5 dated December 28, 2004 to Loan Agreement dated March 31, 2004 among US Airways, Inc. and Phoenix American Financial Services, Inc., Bank of America, N.A. and the Air Transportation Stabilization Board (incorporated by reference to Exhibit 10.6 to US Airways Group’s Registration Statement on Form S-4 (File No. 333-126162), filed with the SEC on June 28, 2005)

10.7	Final Order (I) Authorizing Debtors’ Use of Cash Collateral and (II) Providing Adequate Protection Pursuant to Bankruptcy Rules 4001(b) and 4001(d) (incorporated by reference to Exhibit 99.1 to US Airways Group’s Current Report on Form 8-K dated October 14, 2004)

10.8	Motion to Authorize and Approve (1) The Primary Tranche A Lender Assignment, (2) The Alternate Tranche A Lender Assignment, and (3) Amendment No. 5 to the Loan Agreement pursuant to 11 U.S.C. Sections 105, 363, 1108, and Bankruptcy Rules 4001 and 6004 (incorporated by reference to Exhibit 99.1 to US Airways Group’s Current Report on Form 8-K dated December 28, 2004)

10.9	Order Approving (1) The Primary Tranche A Lender Assignment, (2) The Alternate Tranche A Lender Assignment, and (3) Amendment No. 5 to Loan Agreement pursuant to 11 U.S.C. Sections 105, 363, 1108, and Bankruptcy Rules 4001 and 6004 (incorporated by reference to Exhibit 99.2 to US Airways Group’s Current Report on Form 8-K dated December 28, 2004)

10.10	Master Memorandum of Understanding among US Airways Group, Inc., US Airways, Inc., and General Electric Capital Corporation acting through its agent GE Capital Aviation Services, Inc. and General Electric Company, GE Transportation Component (incorporated by reference to Exhibit 10.9 to US Airways Group’s Annual Report on Form 10-K/A for the year ended December 31, 2004)*

10.11	Master Merger Memorandum of Understanding, dated as of June 13, 2005, among US Airways, Inc., US Airways Group, Inc., America West Holdings Corporation, America West Airlines, Inc., General Electric Capital Corporation, acting through its agent GE Commercial Aviation Services LLC, GE Engine Services, Inc., GE Engine Services — Dallas, LP and General Electric Company, GE Transportation Component (incorporated by reference to Exhibit 10.9 to US Airways Group’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2005)*

10.12	A319/A320/A321 Purchase Agreement dated as of October 31, 1997 between US Airways Group and AVSA, S.A.R.L., an affiliate of aircraft manufacturer Airbus Industrie G.I.E. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)*

10.13	Amendment No. 1 dated as of June 10, 1998 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.2 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 1998)*

10.14	Amendment No. 2 dated as of January 19, 1999 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.3 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 1998)*

10.15	Amendment No. 3 dated as of March 31, 1999 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999)*

10.16	Amendment No. 4 dated as of August 31, 1999 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.2 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999)*

Designation	Description

10.17	Amendment No. 5 dated as of October 29, 1999 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.6 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31,
1999)*

10.18	Amendment No. 6 dated as of April 19, 2000 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000)*

10.19	Amendment No. 7 dated as of June 29, 2000 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)*

10.20	Amendment No. 8 dated as of November 27, 2000 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.9 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31,
2000)*

10.21	Amendment No. 9 dated as of December 29, 2000 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.10 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2000)*

10.22	Amendment No. 10 dated as of April 9, 2001 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001)*

10.23	Amendment No. 11 dated as of July 17, 2002 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002)*

10.24	Amendment No. 12 dated as of March 29, 2003 to A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003)*

10.25	Amendment No. 13 dated August 30, 2004 to the Airbus A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group, Inc. and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.2 to US Airways’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)*

10.26	Amendment No. 14 dated December 22, 2004 to the Airbus A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group, Inc. and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.4 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005)*

10.27	Amendment No. 15 dated January 17, 2005 to the Airbus A319/A320/A321 Purchase Agreement dated October 31, 1997 between US Airways Group, Inc. and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.5 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005)*

10.28	A330/A340 Purchase Agreement dated as of November 24, 1998 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.4 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 1998)*

10.29	Amendment No. 1 dated as of March 23, 2000 to A330/A340 Purchase Agreement dated November 24, 1998 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.2 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000)*

10.30	Amendment No. 2 dated as of June 29, 2000 to A330/A340 Purchase Agreement dated November 24, 1998 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.2 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)*

Designation	Description

10.31	Amendment No. 3 dated as of November 27, 2000 to A330/A340 Purchase Agreement dated November 24, 1998 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.14 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2000)*

10.32	Amendment No. 4 dated as of September 20, 2001 to A330/A340 Purchase Agreement dated November 24, 1998 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.16 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2001)*

10.33	Amendment No. 5 dated as of July 17, 2002 to A330/A340 Purchase Agreement dated November 24, 1998 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.2 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002)*

10.34	Amendment No. 6 dated as of March 29, 2003 to A330/A340 Purchase Agreement dated November 24, 1998 between US Airways Group and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.2 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003)*

10.35	Amendment No. 7 dated August 30, 2004 to the Airbus A330/A340 Purchase Agreement dated November 24, 1998 between US Airways Group, Inc. and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.3 to US Airways, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)*

10.36	Amendment No. 8 dated December 22, 2004 to the Airbus A330/A340 Purchase Agreement dated as of November 24, 1998 between US Airways Group, Inc. and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.6 to US Airways Group’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2005)*

10.37	Amendment No. 9 dated November 24, 1998 to the Airbus A330/A340 Purchase Agreement between US Airways Group, Inc. and AVSA, S.A.R.L. (incorporated by reference to Exhibit 10.7 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005)*

10.38	Letter Agreement dated December 17, 2004 between US Airways Group, Inc. and US Airways, Inc. and Airbus North America Sales Inc. (incorporated by reference to Exhibit 99.2 to US Airways Group’s Current Report on Form 8-K dated February 3, 2005)

10.39	Embraer Aircraft Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Empresa Brasileira de Aeronautica S.A. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)*

10.40	Amendment No. 1 dated as of November 4, 2003 to Embraer Aircraft Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Empresa Brasileira de Aeronautica S.A. (incorporated by reference to Exhibit 10.22 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2003)*

10.41	Amendment No. 2 dated as of November 21, 2003 to Embraer Aircraft Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Empresa Brasileira de Aeronautica S.A. (incorporated by reference to Exhibit 10.23 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2003)*

10.42	Amendment No. 3 dated as of February 9, 2004 to Embraer Aircraft Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Empresa Brasileira de Aeronautica S.A. (incorporated by reference to Exhibit 10.4 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)*

10.43	Amendment No. 4 dated as of August 4, 2004 to Embraer Aircraft Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Empresa Brasileira de Aeronautica S.A. (incorporated by reference to Exhibit 10.4 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)*

10.44	Amendment No. 5 dated as of September 3, 2004 to Embraer Aircraft Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Empresa Brasileira de Aeronautica S.A. (incorporated by reference to Exhibit 10.5 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)*

Designation	Description

10.45	Amendment No. 6 dated as of January 25, 2005 to Embraer Aircraft Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Empresa Brasileira de Aeronautica S.A. (incorporated by reference to Exhibit 10.9 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005)*

10.46	Amendment No. 1 dated January 6, 2004 to the Letter Agreement DCT-022/03 dated May 9, 2003 between US Airways Group, Inc. and Empresa Brasileira de Aeronautica S.A. (incorporated by reference to Exhibit 10.5 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)*

10.47	Post-Petition Purchase Agreement Modification and Aircraft Financing Term Sheet between US Airways, Inc., Embraer-Empresa Brasileira de Aeronautica S.A., dated December 16, 2004 (incorporated by reference to Exhibit 10.8 of US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005)

10.48	Bombardier CRJ Aircraft Master Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Bombardier, Inc. (incorporated by reference to Exhibit 10.2 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)*

10.49	Contract Change Order 1 dated January 27, 2004 to Bombardier CRJ Aircraft Master Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Bombardier, Inc. (incorporated by reference to Exhibit 10.6 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)*

10.50	Contract Change Order 2 dated February 9, 2004 to Bombardier CRJ Aircraft Master Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Bombardier, Inc. (incorporated by reference to Exhibit 10.7 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)*

10.51	Contract Change Order 3 dated February 26, 2004 to Bombardier CRJ Aircraft Master Purchase Agreement dated as of May 9, 2003 between US Airways Group, Inc. and Bombardier, Inc. (incorporated by reference to Exhibit 10.8 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)*

10.52	Investment Agreement, dated as of September 26, 2002, by and between the Retirement Systems of Alabama and US Airways Group, Inc. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002)

10.53	Amendment No. 1 dated as of January 17, 2003 to the Investment Agreement, entered into as of September 26, 2002 and amended and restated as of January 17, 2003 by and between the Retirement Systems of Alabama and US Airways Group, Inc. (incorporated by reference to Exhibit 10.37 to US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2002)

10.54	Amendment No. 2, dated as of March 30, 2003, to the Investment Agreement, dated as of September 26, 2002, by and among The Retirement Systems of Alabama, Retirement Systems of Alabama Holdings, LLC and US Airways Group, Inc. (incorporated by reference to Exhibit 10.1 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)

10.55	Registration Rights Agreement made and entered into as of March 31, 2003 by and between US Airways Group, Inc. and Retirement Systems of Alabama Holdings LLC (incorporated by reference to Exhibit 10.1 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

10.56	Registration Rights Agreement made and entered into as of March 31, 2003 by and between US Airways Group, Inc. and ATSB Securities Trust u/a/d March 31, 2003 (incorporated by reference to Exhibit 10.2 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

10.57	First Amendment dated as of June 25, 2003 to the Registration Rights Agreement made and entered into as of March 31, 2003 by and between US Airways Group, Inc. and ATSB Securities Trust u/a/d March 31, 2003 (incorporated by reference to Exhibit 10.6 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

Designation		Description

10.58		Registration Rights Agreement made and entered into as of March 31, 2003 by and between US Airways Group, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.3 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

10.59		Registration Rights Agreement made and entered into as of March 31, 2003 by and between US Airways Group, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.4 to US Airways Group’s Registration Statement on Form 8-A filed on May 14, 2003)

10	.60†	2003 Stock Incentive Plan of US Airways Group, as amended and restated (incorporated by reference to Exhibit 4.4 of US Airways Group’s Registration Statement on Form S-8 filed on June 3, 2004)

10	.61†	US Airways Group, Inc. 2003 Nonemployee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

10	.62†	First Amendment to the US Airways Group, Inc. 2003 Nonemployee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.54 of US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2004)

10	.63†	US Airways Group, Inc. 2003 Nonemployee Director Deferred Stock Unit Plan (incorporated by reference to Exhibit 10.5 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

10	.64†	First Amendment to the US Airways Group, Inc. 2003 Nonemployee Director Deferred Stock Unit Plan (incorporated by reference to Exhibit 10.10 to US Airways Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

10	.65†	Second Amendment to the US Airways Group, Inc. 2003 Nonemployee Director Deferred Stock Unit Plan (incorporated by reference to Exhibit 10.57 of US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2004)

10	.66†	US Airways Funded Executive Defined Contribution Plan (incorporated by reference to Exhibit 10.1 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003)

10	.67†	First Amendment to the US Airways Funded Executive Defined Contribution Plan dated January 26, 2004 (incorporated by reference to Exhibit 10.4 to US Airways, Inc.’s Quarterly Report for the quarter ended June 30, 2004)

10	.68†	Second Amendment to the US Airways Funded Executive Defined Contribution Plan (incorporated by reference to Exhibit 10.5 to US Airways, Inc.’s Quarterly Report for the quarter ended June 30, 2004)

10	.69†	Third Amendment to the US Airways Funded Executive Defined Contribution Plan (incorporated by reference to Exhibit 10.6 to US Airways, Inc.’s Quarterly Report for the quarter ended June 30, 2004)

10	.70†	US Airways Unfunded Executive Defined Contribution Plan (incorporated by reference to Exhibit 10.2 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003)

10	.71†	First Amendment to the US Airways Unfunded Executive Defined Contribution Plan dated January 26, 2004 (incorporated by reference to Exhibit 10.7 to US Airways, Inc.’s Quarterly Report for the quarter ended June 30, 2004)

10	.72†	Second Amendment to the US Airways Unfunded Executive Defined Contribution Plan (incorporated by reference to Exhibit 10.8 to US Airways, Inc.’s Quarterly Report for the quarter ended June 30, 2004)

10	.73†	Third Amendment to the US Airways Unfunded Executive Defined Contribution Plan (incorporated by reference to Exhibit 10.9 to US Airways, Inc.’s Quarterly Report for the quarter ended June 30, 2004)

10	.74†	Employment Agreement between US Airways Group, Inc. and US Airways, Inc. and its President and Chief Executive Officer effective May 19, 2004 (incorporated by reference to Exhibit 10.6 to US Airways, Inc.’s Quarterly Report for the quarter ended September 30, 2004)

Designation		Description

10	.75†	Employment Agreement between US Airways, Inc. and its Executive Vice President — Corporate Affairs and General Counsel effective March 1, 2003 (incorporated by reference to Exhibit 10.5 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003)

10	.76†	Severance Agreement between US Airways, Inc. and its Executive Vice President — Operations effective July 26, 2002 (incorporated by reference to Exhibit 10.9 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002)

10	.77†	First Amendment effective March 31, 2003 to the Severance Agreement dated June 26, 2002 between US Airways, Inc. and the Executive Vice President — Operations (incorporated by reference to Exhibit 10.3 to US Airways, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003)

10	.78†	Severance Agreement between US Airways, Inc. and the Senior Vice President — Marketing effective June 26, 2002 (incorporated by reference to Exhibit 10.14 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003)

10	.79†	First Amendment effective March 31, 2003 to the Severance Agreement dated June 26, 2002 between US Airways, Inc. and the Senior Vice President — Marketing (incorporated by reference to Exhibit 10.15 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003)

10	.80†	Severance Agreement between US Airways, Inc. and its Senior Vice President — Employee Relations effective April 8, 2002 (incorporated by reference to Exhibit 10.10 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002)

10	.81†	First Amendment dated March 31, 2003 to the Severance Agreement dated as April 8, 2002 between US Airways, Inc. and its Senior Vice President — Labor Relations (incorporated by reference to Exhibit 10.33 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004)

10	.82†	Agreement between US Airways, Inc. and its Senior Vice President — Labor Relations with respect to certain employment arrangements effective July 25, 2002 (incorporated by reference to Exhibit 10.18 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002)

10	.83†	Agreement between US Airways, Inc. and its Senior Vice President — Marketing with respect to certain employment arrangements effective July 25, 2002 (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003)

10	.84†	Agreement between US Airways, Inc. and its Senior Vice President — Marketing with respect to certain employment arrangements effective October 20, 2004 (incorporated by reference to Exhibit 10.35 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004)

10	.85†	Agreement between US Airways, Inc. and its Executive Vice President — Operations with respect to certain employment arrangements effective July 25, 2002 (incorporated by reference to Exhibit 10.17 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002)

10	.86†	Agreement between US Airways, Inc. and its Executive Vice President — Operations with respect to certain employment arrangements effective October 20, 2004 (incorporated by reference to Exhibit 10.37 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004)

10	.87†	Agreement between US Airways, Inc. and its Executive Vice President — Corporate Affairs, General Counsel and Secretary with respect to certain employment arrangements effective October 20, 2004 (incorporated by reference to Exhibit 10.38 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004)

10	.88†	Agreement between US Airways, Inc. and its Senior Vice President — Labor Relations with respect to certain employment arrangements effective October 20, 2004 (incorporated by reference to Exhibit 10.40 to US Airways, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004)

Designation	Description

10.89	Investment Agreement, dated as of March 15, 2005 among Wexford Capital LLC, Republic Airways Holdings Inc., US Airways Group, Inc. and US Airways, Inc. (incorporated by reference to Exhibit 10.3 to US Airways Group’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2005)*

10.90	Investment Agreement, dated as of May 19, 2005, by and among Peninsula Investment Partners, L.P., US Airways, Group, Inc. and its successors and America West Holdings Corporation (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by America West Holdings Corporation on May 25, 2005)

10.91	Investment Agreement, dated as of May 19, 2005, by and among ACE Aviation Holdings, Inc., US Airways, Group, Inc. and its successors and America West Holdings Corporation (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by America West Holdings Corporation on May 25, 2005)

10.92	Investment Agreement, dated as of May 19, 2005, by and among Par Investment Partners, L.P., US Airways, Group, Inc. and its successors and America West Holdings Corporation (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by America West Holdings Corporation on May 25, 2005)

10.93	Investment Agreement, dated as of May 19, 2005, by and among Eastshore Aviation, LLC, US Airways, Group, Inc. and its successors and America West Holdings Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by America West Holdings Corporation on May 25, 2005)

10.94	Investment Agreement, dated May 27, 2005, by and among Wellington Investment Management Company, LLP, America West Holdings Corporation and US Airways Group, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by America West Holdings Corporation on June 2, 2005)

10.95	Investment Agreement, dated July 7, 2005, among Tudor Proprietary Trading, L.L.C. and certain investors listed on Schedule 1 thereto for which Tudor Investment Corp. acts as investment advisor, US Airways Group, Inc. and America West Holdings Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by America West Holdings Corporation on July 13, 2005)

10.96	Voting Agreement, dated May 19, 2005, among TPG Partners, L.P., TPG Parallel I, L.P., Air Partners II, L.P. and US Airways Group, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by America West Holdings Corporation on May 25, 2005)

10.97	First Supplemental Order (I) Authorizing Debtors’ Use of Cash Collateral (II) Providing Adequate Protection Pursuant to Bankruptcy Rules 4001(b) and 4001(d) (incorporated by reference to Exhibit 99.1 to US Airways Group’s Current Report on Form 8-K dated January 13, 2005)

10.98	Junior Secured Debtor-in-Possession Credit Facility Agreement dated as of February 18, 2005 among US Airways, Inc., as Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower, US Airways Group, Inc., PSA Airlines, Inc., and Material Services, Inc., Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code as Guarantors, and Eastshore Aviation, LLC, as Lender (incorporated by reference to Exhibit 99 to US Airways Group’s Current Report on Form 8-K dated February 28, 2005)

10.99	Amendment No. 1 dated as of May 19, 2005 to Junior Secured Debtor-in-Possession Credit Facility Agreement dated as of February 18, 2005 among US Airways, Inc., as Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower, US Airways Group, Inc., PSA Airlines, Inc., and Material Services, Inc., Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code as Guarantors, and Eastshore Aviation, LLC, as Lender (incorporated by reference to Exhibit 10.105 to US Airways Group’s Registration Statement on Form S-4 (File No. 333-126162), filed with the SEC on June 28, 2005)

10.100	Amended and Restated Participation Agreement, dated as of July 7, 2005, between America West Holdings Corporation and Par Investment Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by America West Holdings Corporation on July 13, 2005)

Designation	Description

10.101	Amended and Restated Participation Agreement, dated as of July 7, 2005, between America West Holdings Corporation and Peninsula Investment Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by America West Holdings Corporation on July 13, 2005)

10.102	Assignment and First Amendment to America West Co-Branded Card Agreement, dated as of August 8, 2005, between America West Airlines, Inc., US Airways Group and Juniper Bank. (incorporated by reference to Exhibit 10.110 to Amendment No. 2 to the Registration Statement on Form S-4 filed by US Airways Group on August 10, 2005)*

10.103	First Amendment to Merchant Services Bankcard Agreement, dated as of August 8, 2005, among America West Airlines, Inc., JPMorgan Chase Bank, N.A., and Chase Merchant Services, L.L.C. (incorporated by reference to Exhibit 10.111 to Amendment No. 2 to the Registration Statement on Form S-4 filed by US Airways Group on August 10, 2005)*

10.104	America West Co-Branded Card Agreement, dated as of January 25, 2005, between America West Airlines, Inc. and Juniper Bank. (incorporated by reference to Exhibit 10.112 to Amendment No. 2 to the Registration Statement on Form S-4 filed by US Airways Group on August 10, 2005)*

10.105	Merchant Services Bankcard Agreement, dated as of April 16, 2003, between America West Airlines, Inc., The Leisure Company, JPMorgan Chase Bank, and Chase Merchant Services L.L.C. (incorporated by reference to Exhibit 10.113 to Amendment No. 2 to the Registration Statement on Form S-4 filed by US Airways Group on August 10, 2005)*
10.106	Airport Use Agreement, dated as of July 1, 1989, among the City of Phoenix, The Industrial Development Authority of the City of Phoenix, Arizona and America West Airlines, Inc. (“Airport Use Agreement”) (incorporated by reference to Exhibit 10-(D)(9) to America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1989 (File No. 000-12337))
10.107	First Amendment to Airport Use Agreement, dated as of August 1, 1990 (incorporated by reference to Exhibit 10-(D)(9) to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 (File No. 000-12337))
10.108	Management Rights Agreement, dated as of August 25, 1994, between TPG Partners L.P., TPG Genpar, L.P. and America West Airlines, Inc. (incorporated by reference to Exhibit 10.47 to America West Airlines, Inc.’s Registration Statement on Form S-1 dated August 23, 1994, as amended (File No. 33-54243))
10.109	Financing Agreement, dated as of April 1, 1998, between the Industrial Development Authority of the City of Phoenix, Arizona and America West Airlines, Inc. (incorporated by reference to Exhibit 10.29 to America West Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 001-12649))
10.110	Indenture of Trust, dated as of April 1, 1998, from the Industrial Development Authority of the City of Phoenix, Arizona to Norwest Bank, Arizona N.A. (incorporated by reference to Exhibit 10.30 to America West Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 001-12649))
10.111	Second Amendment to Airport Use Agreement, dated as of August 25, 1995 (incorporated by reference to Exhibit 10.34 to America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 000-12337))
10.112	Indenture of Trust, dated as of June 1, 1999, from The Industrial Development Authority of the City of Phoenix, Arizona to Bank One Arizona, N.A. (incorporated by reference to Exhibit 10.35 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 000-12337))
10.113	Airbus A320/ A319 Purchase Agreement, dated as of September 12, 1997, between AVSA S.A.R.L and America West Airlines, Inc., including Letter Agreements Nos. 1-10 (incorporated by reference to Exhibit 10.26 to America West Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 001-12649))*
10.114	Amendment No. 1, dated as of March 31, 1998, to the Airbus A320/ A319 Purchase Agreement, dated as of September 12, 1997, between AVSA S.A.R.L. and America West Airlines, Inc. (incorporated by reference to Exhibit 10.28 to America West Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 001-12649))*

Designation	Description
10.115	Amendment No. 2, dated as of December 9, 1998, to the Airbus A320/ A319 Purchase Agreement, dated as of September 12, 1997, between AVSA S.A.R.L. and America West Airlines, Inc. (incorporated by reference to Exhibit 10.32 to America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 000-12337))*
10.116	Amendment No. 3, dated as of October 14, 1999, to the Airbus A320/319 Purchase Agreement, dated as of September 12, 1997, between AVSA, S.A.R.L. and America West Airlines, Inc., including Letter Agreement Nos. 1 — 8 thereto (incorporated by reference to Exhibit 10.36 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 000-12337))*
10.117	Amendment No. 4, dated as of July 1, 2000, to the Airbus A320/319 Purchase Agreement, dated as of September 12, 1997, between AVSA S.A.R.L. and America West Airlines, Inc. (incorporated by reference to Exhibit 10.38 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (File No. 000-12337))*
10.118	Amendment No. 5, dated as of October 12, 2000, to the Airbus A320/319 Purchase Agreement, dated as of September 12, 1997, between AVSA S.A.R.L. and America West Airlines, Inc. (incorporated by reference to Exhibit 10.39 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (File No. 000-12337))*
10.119	Amendment No. 7, dated July 30, 2004, to the A319/ A320 Purchase Agreement dated September 12, 1997, between AVSA, S.A.R.L. and America West Airlines, Inc. and Letter Agreement Nos. 2 — 8 (incorporated by reference to Exhibit 10.15 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))*
10.120	Amended and Restated V2500 Support Contract, dated as of October 7, 1998, between America West Airlines, Inc. and IAE International Aero Engines AG and Side Letters Nos. 1 and 2 thereto (incorporated by reference to Exhibit 10.20 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 000-12337))*
10.121	Side Letter No. 15, dated May 26, 2004, to the Amended and Restated V2500 Support Contract, dated October 7, 1998, between America West Airlines, Inc. and IAE International Aero Engines AG (incorporated by reference to Exhibit 10.16 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))*
10.122	Purchase Agreement, dated as of December 27, 2000, between America West Holdings, America West Airlines, Inc. and Continental Airlines, Inc., including Letter Agreement (incorporated by reference to Exhibit 10.40 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000 (File Nos. 001-12649 and 000-12337))
10.123	Priority Distribution Agreement, dated as of August 25, 1994, between TPG Partners, L.P., TPG Parallel I, L.P., Air Partners II, L.P., and Continental Airlines, Inc. (incorporated by reference to Exhibit 3 to Schedule 13D filed by TPG Partners, L.P. on September 6, 1994)
10.124	Disposition and Redevelopment Agreement, dated as of February 5, 2001, between America West Airlines, Inc. and the City of Phoenix, AZ (incorporated by reference to Exhibit 10.44 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 000-12337))
10.125	Unsubordinated Ground Lease, dated as of February 5, 2001, between America West Airlines, Inc. and the City of Phoenix, AZ (incorporated by reference to Exhibit 10.45 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 000-12337))*
10.126	Code Share and Revenue Sharing Agreement, dated as of March 20, 2001, between America West Airlines, Inc. and Mesa Airlines, Inc. (incorporated by reference to Exhibit 10.46 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 000-12337))*

Designation	Description
10.127	$429,000,000 Loan Agreement, dated as of January 18, 2002, among America West Airlines, Inc., Citibank, N.A., as Agent, KPMG Consulting, Inc., as Loan Administrator, Citibank, N.A., as Initial Lender and the Air Transportation Stabilization Board (incorporated by reference to Exhibit 10.51 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337))*
10.128	Undertaking (regarding restrictions on transfer of Class A Common Stock), dated as of January 18, 2002, among America West Holdings Corporation, TPG Partners, L.P., TPG Parallel I, L.P. and Air Partners II, L.P. for the benefit of the Air Transportation Stabilization Board (incorporated by reference to Exhibit 10.53 to America West Holdings’ and America West Airlines, Inc.’s Current Report on Form 8-K dated January 31, 2002 (File Nos. 001-12649 and 000-12337))
10.129	Second Amendment to Code Share and Revenue Sharing Agreement, as amended, dated as of October 24, 2002, by and among America West Airlines, Inc., Mesa Airlines, Inc., Freedom Airlines, Inc. and Air Midwest, Inc. (incorporated by reference to Exhibit 10.56 of America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002)
10.130	Third Amendment to Code Share and Revenue Sharing Agreement dated as of January 29, 2003 among America West Airlines, Inc., Mesa Airlines, Inc. and Freedom Airlines, Inc. (incorporated by reference to Exhibit 10.1 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)
10.131	Fourth Amendment to Code Share and Revenue Sharing Agreement and Release dated as of September 5, 2003 among America West Airlines, Inc., Mesa Airlines, Inc., Air Midwest, Inc. and Freedom Airlines, Inc. (incorporated by reference to Exhibit 10.2 to America West Holdings’ and America West Airlines, Inc.’s Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)*
10.132	Loan Agreement [Engines], dated as of September 3, 2004, among America West Airlines, Inc., GECC, as administrative agent, original Series A lender and original Series B lender, Wells Fargo Bank Northwest, National Association (“Wells Fargo”), as security trustee and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.133	Engine Mortgage and Security Agreement, dated as of September 3, 2004, between America West Airlines, Inc. and Wells Fargo (incorporated by reference to Exhibit 10.2 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.134	Mortgage and Security Agreement Supplement No. 1, dated September 10, 2004, of America West Airlines, Inc. (incorporated by reference to Exhibit 10.3 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.135	Subordinated Engine Mortgage and Security Agreement, dated as of September 3, 2004, between America West Airlines, Inc. and Wells Fargo (incorporated by reference to Exhibit 10.4 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.136	Subordinated Mortgage and Security Agreement Supplement No. 1, dated September 10, 2004, of America West Airlines, Inc. (incorporated by reference to Exhibit 10.5 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.137	Security Trustee Agreement [Engines], dated as of September 3, 2004, among Wells Fargo, as security trustee and the beneficiaries named therein (incorporated by reference to Exhibit 10.6 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))

Designation		Description
10.138		Payment and Indemnity Agreement [Engines], dated as of September 3, 2004, among America West Airlines, Inc., certain beneficiaries listed on Schedule 1 and Wells Fargo (incorporated by reference to Exhibit 10.7 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.139		Restructure Letter Agreement [Engines], dated as of September 3, 2004, among America West Airlines, Inc. and GECC (incorporated by reference to Exhibit 10.8 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.140		Loan Agreement [Spare Parts], dated as of September 3, 2004, among America West Airlines, Inc., GECC, as administrative agent, original Series A lender and original Series B lender, Wells Fargo, as security trustee and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.9 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.141		Spare Parts Mortgage and Security Agreement, dated as of September 3, 2004, between America West Airlines, Inc. and Wells Fargo (incorporated by reference to Exhibit 10.10 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.142		Subordinated Spare Parts Mortgage and Security Agreement, dated as of September 3, 2004, between America West Airlines, Inc. and Wells Fargo (incorporated by reference to Exhibit 10.11 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.143		Security Trustee Agreement [Spare Parts], dated as of September 3, 2004, among Wells Fargo, as security trustee and the beneficiaries named therein (incorporated by reference to Exhibit 10.12 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.144		Payment and Indemnity Agreement [Spare Parts], dated as of September 3, 2004, among America West Airlines, Inc., certain beneficiaries listed on Schedule 1 and Wells Fargo (incorporated by reference to Exhibit 10.13 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.145		Restructure Letter Agreement [Spare Parts], dated as of September 3, 2004, among America West Airlines, Inc. and GECC (incorporated by reference to Exhibit 10.14 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-12649))
10.146		$30,790,000 Senior Secured Term Loan Agreement, dated December 23, 2004, among FTCHP LLC, as Borrower, America West Airlines, Inc., as Guarantor, Heritage Bank, SSB, as Administrative Agent and Citibank, N.A. (and other lenders named therein) as Lenders (incorporated by reference to Exhibit 10.41 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)
10.147		Senior Secured Discount Note, dated December 23, 2004, issued by FTCHP LLC (incorporated by reference to Exhibit 10.42 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)
10.148		Unconditional Guaranty Agreement, dated December 23, 2004, by America West Airlines, Inc. in favor of Citibank, N.A. (incorporated by reference to Exhibit 10.43 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)
10	.149†	Amended and Restated America West 1994 Incentive Equity Plan (incorporated by reference to Exhibit 10.21 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 000-12337))
10	.150†	2002 Incentive Equity Plan (incorporated by reference to Appendix A to America West Holdings Proxy Statement on Schedule 14A filed on April 17, 2002 (File No. 001-12649))

Designation		Description

10	.151†	Performance-based Award Plan (incorporated by reference to Exhibit 10.57 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 001-12649))

10	.152†	Form of Offer Letter (incorporated by reference to Exhibit 10.47 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)

10	.153†	Form of Change of Control and Severance Benefit Agreement for Vice Presidents (incorporated by reference to Exhibit 10.48 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)

10	.154†	Form of Change of Control and Severance Benefit Agreement for Senior Vice Presidents (incorporated by reference to Exhibit 10.49 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)

10	.155†	Summary of Officer Benefits (incorporated by reference to Exhibit 10.50 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)

10	.156†	Summary of Director Compensation and Benefits (incorporated by reference to Exhibit 10.51 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)

10	.157†	Form of Letter Agreement for Directors’ Travel (incorporated by reference to Exhibit 10.32 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the period ended December 31, 2003)

10	.158†	Employment Agreement, dated February 24, 2004, by and among America West Holdings Corporation, America West Airlines, Inc. and W. Douglas Parker (incorporated by reference to Exhibit 10.53 to America West Holdings’ and America West Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005)

10	.159†	Annual Incentive Bonus Plan (incorporated by reference to Exhibit 10.1 to America West Holdings’ and America West Airlines, Inc.’s Quarterly Report for the quarter ending March 31, 2005)

10.160		Advisory Agreement, dated May 19, 2005, between America West Holdings Corporation and TPG Advisory, Inc. (incorporated by reference to Exhibit 10.1 to Holdings’ Form 8-K filed on May 25, 2005 (File no. 001-12649))

10	.161**	Form of Amended and Restated Loan Agreement, dated as of September 27, 2005, among US Airways, Inc., US Airways Group, Inc., the affiliates of US Airways, Inc. party thereto, the lenders from time to time party thereto, Citibank, N.A., as Agent, Citicorp North America, Inc., as Govco Administrative Agent, Wilmington Trust Company, as Collateral Agent, and the Air Transportation Stabilization Board

10	.162**	Form of Amended and Restated Loan Agreement dated as of September 27, 2005, among America West Airlines, Inc., US Airways Group, Inc., the other affiliates of America West Airlines, Inc. party thereto, the several lenders from time to time party thereto, Citibank, N.A., as Agent, Wilmington Trust Company, as Collateral Agent, and the Air Transportation Stabilization Board

10	.163**	Form of Loan Agreement, dated as of September 27, 2005, among US Airways, Inc., America West Airlines, Inc., US Airways Group, Inc., as guarantor, Airbus Financial Services, as Initial Lender and Loan Agent, and Wells Fargo Bank Northwest, National Association, as Collateral Agent, with commitments in an initial aggregate amount of $161,000,000

10	.164**	Form of Loan Agreement, dated as of September 27, 2005, among US Airways, Inc., America West Airlines, Inc., US Airways Group, Inc., as guarantor, Airbus Financial Services, as Initial Lender and Loan Agent, and Wells Fargo Bank Northwest, National Association, as Collateral Agent, with commitments in an initial aggregate amount of $89,000,000

10	.165**	Form of Airbus A350 Purchase Agreement, dated as of September 27, 2005, among AVSA, S.A.R.L. and US Airways, Inc., America West Airlines, Inc. and US Airways Group, Inc.

21	.1**	Subsidiaries of US Airways Group

Designation		Description

23	.1***	Consent of KPMG LLP, Independent Registered Public Accounting Firm of US Airways Group

23	.2***	Consent of KPMG LLP, Independent Registered Public Accounting Firm of America West Holdings

23	.3***	Consent of PricewaterhouseCoopers LLP

23	.4***	Consent of Janet L. Dhillon, Vice President and Deputy General Counsel of US Airways Group, Inc. (included in Exhibit 5.1)

24	.1***	Powers of Attorney signed by the directors of US Airways Group, authorizing their signatures on this report

99.1		Form of Stockholders Agreement among ACE Aviation Holdings, PAR Investment Partners, L.P., Peninsula Investment Partners, L.P., Eastshore Aviation, LLC, Wellington Management Company, LLP, Tudor Investment Corp., Tudor Proprietary Trading, L.L.C. and US Airways Group, Inc. (incorporated by reference to Exhibit 99.1 to the Form 8-A filed by US Airways Group, Inc. on September 22, 2005)

99.2		Letter, dated July 22, 2005, from the Air Transportation Stabilization Board to America West Airlines, Inc. and US Airways Group, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by America West Holdings Corporation on July 25, 2005)

99	.3***	Consent of Director Nominee: J. Steven Whisler

99	.4***	Consent of Director Nominee: Richard Bartlett

99	.5***	Consent of Director Nominee: Edward Shapiro

99	.6***	Consent of Director Nominee: George M. Philip

99	.7***	Consent of Director Nominee: W. Douglas Parker

99	.8***	Consent of Director Nominee: Herbert M. Baum

99	.9***	Consent of Director Nominee: Richard C. Kraemer

99	.10***	Consent of Director Nominee: Denise M. O’Leary

99	.11***	Consent of Director Nominee: Richard P. Schifter

99	.12***	Consent of Director Nominee: Cheryl G. Krongard

99	.13***	Consent of Director Nominee: Bruce R. Lakefield

99	.14***	Consent of Director Nominee: Hans Mirka

99	.15***	Consent of Director Nominee: Robert Milton

*	Portions of this exhibit have been omitted under a request for confidential treatment and filed separately with the United States Securities and Exchange Commission.

**	Filed herewith.

***	Previously filed.

†	Management contract or compensatory plan or arrangement.
Item 17. Undertakings.
      The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      In the event a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ARLINGTON, COMMONWEALTH OF VIRGINIA, ON SEPTEMBER 26, 2005.

US AIRWAYS GROUP, INC.

By:	/s/ Bruce R. Lakefield

Name: Bruce R. Lakefield
Title: President and Chief Executive Officer
      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE	TITLE	DATE

/s/ Bruce R. Lakefield Bruce R. Lakefield	Director, President and Chief Executive Officer (Principal Executive Officer)	September 26, 2005

/s/ Ronald E. Stanley Ronald E. Stanley	Executive Vice President — Finance and Chief Financial Officer (Principal Financial Officer)	September 26, 2005

/s/ Anita P. Beier Anita P. Beier	Senior Vice President — Finance and Controller (Principal Accounting Officer)	September 26, 2005

/s/ Dr. David G. Bronner* Dr. David G. Bronner	Director and Chairman	September 26, 2005

/s/ Thomas R. Harter* Thomas R. Harter	Director	September 26, 2005

/s/ Magdalena Jacobsen* Magdalena Jacobsen	Director	September 26, 2005

/s/ Robert L. Johnson* Robert L. Johnson	Director	September 26, 2005

/s/ Cheryl G. Krongard* Cheryl G. Krongard	Director	September 26, 2005

/s/ Joseph J. Mantineo* Joseph J. Mantineo	Director	September 26, 2005

SIGNATURE		TITLE	DATE

/s/ John A. McKenna, Jr.* John A. McKenna, Jr.		Director	September 26, 2005

/s/ Hans Mirka* Hans Mirka		Director	September 26, 2005

/s/ George M. Philip* George M. Philip		Director	September 26, 2005

/s/ William D. Pollock* William D. Pollock		Director	September 26, 2005

/s/ James M. Simon* James M. Simon		Director	September 26, 2005

/s/ William T. Stephens* William T. Stephens		Director	September 26, 2005

*By:	/s/ Elizabeth K. Lanier Elizabeth K. Lanier, as attorney-in-fact